Exhibit 99.1

Terns Pharmaceuticals Appoints Robert Azelby to Board of Directors

Seasoned biotechnology CEO brings 25 years of strategic, operational and commercial expertise

FOSTER CITY, Calif., February 20, 2025 (GLOBE NEWSWIRE) -- Terns Pharmaceuticals, Inc. (“Terns” or the “Company”) (Nasdaq: TERN), a clinical-stage biopharmaceutical company developing a portfolio of small-molecule product candidates to address serious diseases, including oncology and obesity, today announced the appointment of Robert Azelby, a seasoned biotechnology executive and board director, to the Company’s Board of Directors, effective immediately. In conjunction with Mr. Azelby’s appointment, Carl Gordon is stepping down from the Board of Directors following more than seven years of service.

“I am thrilled to welcome Bob to the Terns Board as he brings extensive strategic and operational leadership across multiple therapeutic indications and stages of development. Bob’s experience developing and commercializing important cancer treatments well positions him to provide guidance as we prepare TERN-701 for late-stage studies in chronic myeloid leukemia,” said Amy Burroughs, chief executive officer of Terns. “We thank Carl for his many contributions to Terns’ development over the past seven years. He has been foundational in establishing the Company from its earliest stages and supporting our evolution into a diversified company with multiple clinical programs.”

“I am pleased to be joining Terns as we advance our lead oncology and obesity programs towards important clinical readouts later this year,” said Mr. Azelby. “I look forward to working with Terns’ talented leadership and Board in advancing these potentially game-changing medicines for the patients who need them most.”

“Terns has come a long way since its inception in 2017 as a company focused on creating revolutionary small molecules with known underlying biology. I am proud of Terns’ many accomplishments over the years, including its strategic leadership and continued clinical execution through challenging times. I remain confident that Terns is well-positioned for continued success as it advances its class leading programs forward,” added Dr. Gordon.

Mr. Azelby is an experienced chief executive officer and veteran board member who has spent more than 30 years in the biopharmaceutical industry. From October 2020 to February 2023, he served as president and chief executive officer of Eliem Therapeutics, Inc. Prior to that, Mr. Azelby served as the chief executive officer of Alder BioPharmaceuticals, Inc. from June 2018 until its acquisition by H. Lundbeck in 2019. From November 2015 to May 2018, Mr. Azelby served as executive vice president, chief commercial officer of Juno Therapeutics, Inc. Prior to that, Mr. Azelby served in various positions at Amgen Inc., including vice president and general manager, oncology, vice president, Amgen oncology sales, vice president, commercial effectiveness unit and general manager of Amgen Netherlands. Mr. Azelby currently serves on the board of directors of ADC Therapeutics, Autolus Therapeutics and Cardinal Health. He previously served on the board of directors of Eliem Therapeutics, Alder BioPharmaceuticals, Chinook Therapeutics, Clovis Oncology, Inc., Cascadian Therapeutics, Inc. and Immunomedics Inc. Mr. Azelby holds a B.A. in Economics and Religious Studies from the University of Virginia and an M.B.A. from Harvard Business School.

About Terns Pharmaceuticals

Terns Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company developing a portfolio of small-molecule product candidates to address serious diseases, including oncology and obesity. Terns’ pipeline contains three clinical stage development programs including an allosteric BCR-ABL inhibitor, a small-molecule GLP-1 receptor agonist, a THR-β agonist, and a preclinical GIPR modulator discovery effort, prioritizing a GIPR antagonist nomination candidate. For more information, please visit: www.ternspharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about the Company within the meaning of the federal securities laws. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s strategy, future financial condition, future operations, future trial results, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results and the implementation of the Company’s plans to vary materially. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2023. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Contacts for Terns

Investors

Justin Ng

investors@ternspharma.com

Media

Jenna Urban

Berry & Company Public Relations

media@ternspharma.com